Exhibit 99

                  Sears Reports Second Quarter 2004 Results

    HOFFMAN ESTATES, Ill., July 22 /PRNewswire-FirstCall/ -- Sears, Roebuck and Co. (NYSE: S) today reported net income of $53 million, or $0.24 per share on an average base of 216.5 million common equivalent shares, for the second quarter ended July 3, 2004, compared with net income of $309 million, or $1.04 per share on an average base of 298.0 million common equivalent shares in the second quarter of 2003. The prior year results include the results of the domestic Credit and Financial Products and National Tire & Battery (NTB) businesses divested in the fourth quarter of 2003.

    "Like much of the industry, we experienced weak demand in June," said Chairman and CEO Alan J. Lacy. "That, combined with the overhang of our spring apparel assortment and inventory issues, resulted in a disappointing quarter."

    Sears' second quarter 2004 earnings included two pretax charges, including $41 million, or $0.12 per share, for severance costs associated with the restructuring of the company's home office organization and field initiatives to gain efficiency, primarily in back office operations. The second charge of $39 million, or $0.12 per share, was for additional depreciation expense due to shortening the estimated remaining useful lives for the assets sold to Computer Sciences Corporation under the previously announced purchased services arrangement.

    In the second quarter of 2003, Sears recorded a pretax charge of $28 million, or $0.06 per share, for severance costs associated with productivity improvement initiatives.

    Domestic

    The Domestic segment, which includes all domestic retail formats as well as the company's corporate functions, reported operating income of $42 million for the second quarter of 2004, compared with operating income of $466 million in the second quarter of 2003. The prior year results included operating income of $358 million and $6 million, respectively, from the divested domestic Credit and Financial Products and NTB businesses.

    Merchandise sales and services revenues for the 2004 second quarter were $7.7 billion, compared with $7.9 billion in the prior year period. Prior year revenues include $106 million attributable to NTB. Strong showings in certain key product areas and approximately $38 million earned under the company's long-term alliance with Citigroup, were more than offset by sales declines in most apparel categories, as well as air conditioning. Overall, domestic comparable store sales decreased 2.9 percent in the second quarter of 2004.

    "We were encouraged by the performance of several businesses during the quarter, ranging from lawn mowers and patio furniture in our Lawn & Garden business, to projection televisions and digital cameras in our Consumer Electronics business," Lacy said. "We are also pleased with early customer response in the merchandise categories that are being reset, such as Home Fashions and Kids. In addition, the overall performance of our off-mall formats was positive, including The Great Indoors, Hardware and Dealer stores."

    The gross margin rate for the quarter increased to 27.9 percent in the current year from 27.5 percent in the prior year primarily due to the income from revenues earned under the long-term alliance with Citigroup.

    Selling and administrative expenses for the second quarter were $1.8 billion, which included a $21 million pretax charge for establishment of additional insurance reserves resulting from the financial difficulties being experienced by one of Sears' third party insurance providers. The prior year selling and administrative expenses of $2.0 billion included approximately $243 million related to divested businesses.

    Interest of $41 million for the second quarter included $19 million attributable to interest related to the legacy debt of the former Credit and Financial Products business.

    Other income of $31 million for the second quarter included $18 million related to proceeds received in connection with the gain upon the disposition of the company's remaining interest in the Sears Tower.

    Sears Canada

    Sears Canada reported operating income of $11 million for the second quarter of 2004, compared with operating income of $23 million in the second quarter of 2003.

    Revenues for the second quarter increased 4.6 percent to $1.1 billion due primarily to the effects of foreign exchange.

    The gross margin rate declined to 27.4 percent in the current year quarter from 28.7 percent in the prior year, primarily due to a change in sales mix weighted more heavily toward lower margin products, including home appliances and furniture.

    Selling and administrative expenses as a percentage of revenues increased to 26.0 percent in the current year quarter from 25.3 percent in the prior year, primarily due to increased employee-related costs.

    Significant Developments

    As previously announced, the company has entered into an agreement to acquire ownership or leasehold interest in up to 61 off-mall stores from Kmart and Wal-Mart for approximately $620 million in cash. Most of the new stores will be converted to a new mid-size format based on the new Sears Grand format.

    Financial Position

    As a result of the sale of the domestic Credit and Financial Products business in November 2003 and related liability management actions, the company's domestic term debt position has been reduced to $2.9 billion as of the end of the current fiscal year quarter, down from $23.9 billion at the prior year quarter end and $5.3 billion at year end. The company retired $600 million of domestic term debt in the second quarter of 2004 and expects to retire an additional $200 million by year-end 2004.

    Outlook

    The company anticipates third quarter earnings per share to be between $0.00 and $0.10, including $0.03 to $0.05 per share of negative carrying cost on the company's remaining legacy debt. The outlook assumes third quarter domestic comparable store sales to be down low single-digits. For the year, the company now expects earnings per share, before the cumulative effect of change in accounting principle, but including $0.24 per share related to the second quarter special charges and additional depreciation, to be between $2.66 and $2.86, reflecting the year-to-date results and a reduced revenue outlook based upon first-half trends. This full-year outlook includes the negative carrying cost of approximately $0.20 to $0.25 per share on the company's remaining legacy debt related to its former Credit and Financial Products business.

    Forward-Looking Statements

    This release contains guidance on third quarter and full-year 2004 revenues, gross margins and earnings per share and our expectations regarding additional debt retirement. These statements are forward-looking statements based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. Risks and uncertainties that may cause actual results to differ materially include competitive conditions in retail and related services industries; changes in consumer confidence and spending; the successful execution of, and customer reactions to, the company's strategic initiatives, including the full-line store strategy and the proposed acquisition, conversion and integration of the Kmart and Wal-Mart stores and other new store locations; the possibility that the company will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in the company's pension plan; changes in interest rates; volatility in financial markets; changes in the company's debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

    Webcast

    Sears will webcast its second quarter earnings conference call at 10:30 a.m. EDT/9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company's website at http://www.sears.com/investors, under "Presentations & Audio Archives," or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=63737&eventID=919413. Software necessary to listen to the webcast (Windows Media or Real Player) can be downloaded from the webcast site. Downloading the software may take up to 22 minutes with a 56k modem. A telephone replay of the call will be available beginning at approximately 12:30 p.m. EDT/11:30 a.m. CDT today. The replay number is 1-866-499-4546, access code: 7072. A replay of the conference call will also be available on the company's website at http://www.sears.com/investors, under "Presentations & Audio Archives," or go directly to http://phx.corporate-ir.net/phoenix.zhtml?
           p=irol-eventDetails&c=63737&eventID=919413.

    About Sears

    Sears, Roebuck and Co. is a leading broadline retailer providing merchandise and related services. With revenues in 2003 of $41.1 billion, the company offers its wide range of home merchandise, apparel and automotive products and services through more than 2,300 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com and specialty catalogs. Sears is the only retailer where consumers can find each of the Kenmore, Craftsman, DieHard and Lands' End brands together - among the most trusted and preferred brands in the U.S. The company is the largest provider of product repair services with more than 14 million service calls made annually.


    SEARS, ROEBUCK AND CO.
    CONSOLIDATED INCOME

                                          For the 13         For the 26
                                          Weeks Ended        Weeks Ended
                                        July 3, 2004 and   July 3, 2004 and
                                         June 28, 2003      June 28, 2003
    (millions, except earnings per
     common share)                       2004     2003      2004      2003

    REVENUES
     Merchandise sales and services $8,700 $ 8,851 $16,403 $16,325 Credit and financial products
      revenues                              81    1,345       172     2,751
              Total revenues             8,781   10,196    16,575    19,076

    COSTS AND EXPENSES
     Cost of sales, buying and
      occupancy                          6,282    6,402    11,903    11,876
     Selling and administrative          2,064    2,299     3,958     4,409
     Provision for uncollectible
      accounts                              11      461        27       944
     Depreciation and amortization         262      230       490       455
     Interest, net                          68      287       144       566
     Special charges and impairments        41       28        41        28
              Total costs and expenses   8,728    9,707    16,563    18,278

    Operating income                        53      489        12       798
    Other income, net                       36       13        52        14

    Income before income taxes, minority
     interest and cumulative effect of
     change in accounting principle         89      502        64       812

    Income tax expense                     (32)    (186)      (23)     (301)

    Minority interest                       (4)      (7)       (8)      (10)

    Income before cumulative effect of
     change in accounting principle         53      309        33       501

    Cumulative effect of change in
     accounting principle                    -        -      (839)        -

    NET INCOME/ (LOSS)                   $  53   $  309   $  (806)  $   501

    EARNINGS/ (LOSS) PER COMMON SHARE

    Basic
      Earnings per share before
       cumulative effect of change in
       accounting principle             $ 0.25   $ 1.04   $  0.15   $  1.63

      Cumulative effect of change in
       accounting principle             $    -   $    -   $ (3.86)  $     -

      Earnings/ (loss) per share        $ 0.25   $ 1.04   $ (3.71)  $  1.63

    Diluted
      Earnings per share before
       cumulative effect of change in
       accounting principle             $ 0.24   $ 1.04   $  0.15   $  1.63

      Cumulative effect of change in
       accounting principle             $    -   $    -   $ (3.86)  $     -

      Earnings/ (loss) per share        $ 0.24   $ 1.04   $ (3.71)  $  1.63

    Average common equivalent shares
     outstanding                         216.5    298.0     217.1     307.9


    SEARS, ROEBUCK AND CO.
    CONSOLIDATED BALANCE SHEET

        (millions)
                                            July 3,   June 28,  January 3,
                                             2004       2003       2004
    Assets
      Current assets
        Cash and cash equivalents          $ 3,559    $ 2,921    $ 9,057
        Domestic credit card receivables         -     29,465          -
        Sears Canada credit card
         receivables                         1,813      1,849      1,998
          Less allowance for
           uncollectible accounts               31      1,953         42
          Net credit card receivables        1,782     29,361      1,956
        Other receivables                      557        733        733
        Merchandise inventories, net         5,543      5,447      5,335
        Prepaid expenses, deferred charges
         and other current assets              891        620        407
        Deferred income taxes                  588        839        708
          Total current assets              12,920     39,921     18,196

      Property and equipment, net            6,565      6,909      6,788
      Deferred income taxes                    245        627        378
      Goodwill                                 943        945        943
      Tradenames and other intangible
       assets                                  709        703        710
      Other assets                             545      1,268        708
          Total assets                     $21,927    $50,373    $27,723

    Liabilities
      Current liabilities
        Short-term borrowings              $   770    $ 5,464    $ 1,033
        Current portion of long-term debt
         and capitalized lease obligations     678      5,050      2,950
        Merchandise payables                 3,014      2,879      3,106
        Income taxes payable                   462        724      1,867
        Other liabilities                    2,408      3,156      2,950
        Unearned revenues                    1,256      1,256      1,244
        Other taxes                            496        496        609
          Total current liabilities          9,084     19,025     13,759

      Long-term debt and capitalized lease
       obligations                           4,123     21,462      4,218
      Pension and postretirement benefits 1,635 2,336 1,956 Minority interest and other
       liabilities                           1,384      1,318      1,389
          Total liabilities                 16,226     44,141     21,322

    Commitments and Contingent Liabilities

    Shareholders' Equity
      Common shares                            323        323        323
      Capital in excess of par value         3,516      3,501      3,519
      Retained earnings                     10,731      8,861     11,636
      Treasury stock - at cost              (8,740)    (5,463)    (7,945)
      Deferred ESOP expense                    (12)       (34)       (26)
      Accumulated other comprehensive loss    (117)      (956)    (1,106)
          Total shareholders' equity         5,701      6,232      6,401
          Total liabilities and
           shareholders' equity            $21,927    $50,373    $27,723

          Total common shares outstanding    213.1      282.6      230.4


    SEARS, ROEBUCK AND CO.
    Segment Income Statements
    (millions)

    For the 13 Weeks Ended July 3, 2004 and June 28, 2003

                            Domestic        Sears Canada      Consolidated

                         2004     2003*    2004     2003     2004     2003

    Merchandise sales
     and services       $7,673   $7,871   $1,027   $  980   $8,700  $ 8,851
    Credit and financial
     products revenues       -    1,266       81       79       81    1,345

    Total revenues       7,673    9,137    1,108    1,059    8,781   10,196

    Costs and expenses
      Cost of sales,
       buying and
       occupancy         5,536    5,703      746      699    6,282    6,402
      Selling and
       administrative    1,776    2,031      288      268    2,064    2,299
      Provision for
       uncollectible
       accounts              -      446       11       15       11      461
      Depreciation and
       amortization        237      202       25       28      262      230
      Interest, net         41      261       27       26       68      287
      Special charges
       and impairments      41       28        -        -       41       28
        Total costs and
         expenses        7,631    8,671    1,097    1,036    8,728    9,707

    Operating income    $   42   $  466   $   11   $   23   $   53  $   489

    Foreign exchange rate
     (quarterly average)                  0.7353   0.7109

    Net income                                              $   53  $   309

    EPS - Diluted                                           $ 0.24  $  1.04

      Average shares
       outstanding                                           216.5    298.0

    * Domestic segment detail for the 13 weeks ended June 28, 2003


                                Retail &     Credit &
                                Related      Financial  Corporate &   Total
                                Services     Products     Other     Domestic

    Merchandise sales and
     services                     $7,771     $    -      $  100      $7,871
    Credit and financial
     products revenues                 -      1,266           -       1,266

    Total revenues                 7,771      1,266         100       9,137

    Costs and expenses
      Cost of sales, buying
       and occupancy               5,662          -          41       5,703
      Selling and
       administrative              1,707        215         109       2,031
      Provision for
       uncollectible accounts          -        446           -         446
      Depreciation and
       amortization                  187          5          10         202
      Interest, net                   16        245           -         261
      Special charges and
       impairments                    16          -          12          28
        Total costs and expenses   7,588        911         172       8,671

    Operating income/ (loss)      $  183     $  355      $  (72)     $  466


    SEARS, ROEBUCK AND CO.
    Segment Income Statements
    (millions)

    For the 26 Weeks Ended July 3, 2004 and June 28, 2003

                            Domestic        Sears Canada      Consolidated

                         2004    2003**    2004     2003     2004     2003

    Merchandise sales
     and services      $14,462  $14,578   $1,941   $1,747  $16,403  $16,325
    Credit and
     financial
     products revenues       -    2,596      172      155      172    2,751

    Total revenues      14,462   17,174    2,113    1,902   16,575   19,076

    Costs and expenses
      Cost of sales,
       buying and
       occupancy        10,506   10,641    1,397    1,235   11,903   11,876
      Selling and
       administrative    3,387    3,911      571      498    3,958    4,409
      Provision for
       uncollectible
       accounts              -      917       27       27       27      944
      Depreciation and
       amortization        435      400       55       55      490      455
      Interest, net         90      512       54       54      144      566
      Special charges
       and impairments      41       28        -        -       41       28
        Total costs and
         expenses       14,459   16,409    2,104    1,869   16,563   18,278

    Operating income   $     3  $   765   $    9   $   33  $    12  $   798

    Foreign exchange
     rate (annual
     average)                             0.7473   0.6844

    Net income before
     cumulative effect
     of change in
     accounting
     principle                                             $    33  $   501

    Cumulative effect
     of change in
     accounting
     principle                                             $  (839) $     -

    Net (loss)/
     income                                                $  (806) $   501

    EPS - Diluted                                          $ (3.71) $  1.63

    Average shares outstanding                                217.1   307.9

    ** Domestic segment detail for the 26 weeks ended June 28, 2003


                                Retail &     Credit &
                                Related      Financial  Corporate &   Total
                                Services     Products     Other     Domestic

    Merchandise sales and
     services                    $14,415     $    -       $ 163     $14,578
    Credit and financial
     products revenues                 -      2,596           -       2,596

    Total revenues                14,415      2,596         163      17,174

    Costs and expenses
      Cost of sales, buying
       and occupancy              10,576          -          65      10,641
      Selling and
       administrative              3,268        433         210       3,911
      Provision for
       uncollectible accounts          -        917           -         917
      Depreciation and
       amortization                  370          9          21         400
      Interest, net                   25        487           -         512
      Special charges and
       impairments                    16          -          12          28
        Total costs and expenses  14,255      1,846         308      16,409

    Operating income/ (loss)     $   160     $  750       $(145)    $   765


    SEARS, ROEBUCK AND CO.
    SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN
     SIGNIFICANT ITEMS

    ($ in millions, except earnings per share)

    Domestic Inventories:
                               July 3,  June 28, January 3,
                                2004     2003      2004

                    -LIFO      $4,945   $4,881    $4,728
                    -FIFO      $5,526   $5,507    $5,308


    Domestic Retail Stores:
                               July 3,  June 28, January 3,
                                2004     2003      2004
      Full-line                   871      869       871
      Specialty                 1,109    1,307     1,105
      Lands' End                   16       15        16
        Total Domestic Retail
         Stores                 1,996    2,191     1,992


    Summary of Certain Significant Items:(1)

                                   For the 13 Weeks     For the 13 Weeks
                                  Ended July 3, 2004   Ended June 28, 2003
                                            Earnings             Earnings
                                  Pretax   Per Share   Pretax    Per Share

    Negative carry related to
     Credit legacy debt             $19      $0.05     $   -      $    -

    Special Charges                  41       0.12        28        0.06

    Accelerated Depreciation
     resulting from CSC Purchased
     Services transaction            39       0.12         -           -

    Proforma effects on the
     prior year:
      Divested Businesses:
        Operating income              -         -       (364)      (0.78)
        Zero-percent financing
         costs                        -         -         60        0.13
        Pro forma revenues
         earned under Citigroup
         alliance                     -         -         40        0.09
        Total divested businesses     -         -       (264)      (0.56)

    Retirement plan accounting
     change (2)                       -         -         17        0.04

    Total                           $99      $0.29     $(219)     $(0.46)

    Average common equivalent
     shares outstanding                     216.5                  298.0

    (1) These items relate to the Company's initiatives to streamline its home office and field operations, the results of operations of divested businesses and the change in accounting for retirement plans. Management believes that consideration of these items in addition to reported results provides a better understanding of the Company's financial performance.

    (2) Represents the effect on the 13 weeks ended June 28, 2003 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003.


    SEARS, ROEBUCK AND CO.
    SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN
     SIGNIFICANT ITEMS

    ($ in millions, except earnings per share)

    Summary of Certain Significant Items: (1)

                                 For the 26 Weeks       For the 26 Weeks
                                Ended July 3, 2004     Ended June 28, 2003
                                          Earnings              Earnings
                                  Pretax  Per Share    Pretax   Per Share

    Cumulative effect of
     change in accounting for
     retirement plans              $  -     $3.86     $   -      $    -

    Curtailment gain on medical
     plans                          (30)    (0.09)        -           -

    Negative carry related to
     Credit legacy debt and
     related debt retirement
     costs                           57      0.17         -           -

    Special Charges                  41      0.12        28        0.06

    Accelerated Depreciation
     resulting from CSC Purchased
     Services transaction            39      0.12         -           -

    Proforma effects on the
     prior year:
      Divested Businesses:
        Operating income              -         -      (769)      (1.59)
        Zero-percent financing
         costs                        -         -       116        0.24
        Pro forma revenues
         earned under Citigroup
         alliance                     -         -        72        0.15
        Total divested businesses     -         -      (581)      (1.20)

    Retirement plan accounting
     change (2)                       -         -        33        0.07

    Total                          $107     $4.18     $(520)     $(1.07)

    Average common equivalent
     shares outstanding                     217.1                 307.9

    (1) These items relate to the Company's initiatives to streamline its home office and field operations, the results of operations of divested businesses and the change in accounting for medical and retirement plans. Management believes that consideration of these items in addition to reported results provides a better understanding of the Company's financial performance.

    (2) Represents the effect on the 26 weeks ended June 28, 2003 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003.

SOURCE  Sears, Roebuck and Co.
    -0-                             07/22/2004
    /CONTACT: News Media Contact, Edgar P. McDougal, +1-847-286-9669, or Investor Contact, Scott A. Bohaboy, +1-847-286-7419, both of Sears, Roebuck and Co./
    /Web site:  http://www.sears.com
                http://www.sears.com/investors /
    (S)

CO:  Sears, Roebuck and Co.
ST:  Illinois
IN:  REA
SU:  ERN ERP CCA